UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2025

OSR HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41390	84-5052822
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

10900 NE 4th Street, Suite 2300, Bellevue, WA	98004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (425) 635-7700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	OSRH	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	OSRHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Common Stock Purchase Agreement

On February 25, 2025, OSR Holdings, Inc. (the “Company”) entered into a common stock purchase agreement (the “Common Stock Purchase Agreement”) and a related registration rights agreement (the “White Lion RRA”) with White Lion GBM Innovation Fund (“White Lion”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Common Stock Purchase Agreement.

Pursuant to the Common Stock Purchase Agreement, following its closing and following the effective date of a resale registration statement registering the shares issuable to White Lion in accordance with the terms of the White Lion RRA, the Company has the right, but not the obligation, to require White Lion to purchase, from time to time, up to the lesser of (i) $80,000,000 in aggregate gross purchase price of newly issued shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) the Exchange Cap, in each case, subject to certain limitations and conditions set forth in the Common Stock Purchase Agreement.

The number of shares of Common Stock that the Company may require White Lion to purchase in any single sales notice will depend on a number of factors, including the type of purchase notice that the Company delivers to White Lion. For example: (1) if the Company were to deliver a Rapid Purchase Notice, the Company can require White Lion to purchase a number of shares equal to $2,000,000 divided by the average of the three (3) lowest traded prices of the Common Stock on the Rapid Purchase Notice Date; and (2) if the Company were to deliver a VWAP Purchase Notice, the Company can require White Lion to purchase a number of shares equal to $2,000,000 divided by the product of (i) the lowest daily VWAP of the Common Stock during the VWAP Purchase Valuation Period and (ii) ninety-seven percent (97%).

White Lion’s purchase obligations under a single Rapid Purchase Notice or a single VWAP Purchase Notice shall not exceed $2,000,000, and the maximum amount of shares of Common Stock the Company may require White Lion to purchase under a single VWAP Purchase Notice shall be the lesser of (A) 30% of the Average Daily Trading Volume or (B) $2,000,000 divided by the highest closing price of the Common Stock over the most recent five (5) Business Days immediately preceding White Lion’s receipt of the subject VWAP Purchase Notice.

The Common Stock Purchase Agreement will terminate automatically on the earlier of (i) December 31, 2026 and (ii) the date when the Company files for bankruptcy, has a bankruptcy case filed against it, has a custodian appointed for it or its property, or assigns its assets to its creditors.

In consideration for White Lion’s commitments under the Common Stock Purchase Agreement, the Company agreed to issue to White Lion the number of shares of Common Stock equal to $800,000 divided by the closing price of the Common Stock on the day that is the earlier of (i) the business day prior to effectiveness of the resale registration statement registering the shares issuable under the Common Stock Purchase Agreement and (ii) the business day prior to the date that White Lion requests the issuance of such shares.

Registration Rights Agreement

Concurrently with the Common Stock Purchase Agreement, the Company entered into the White Lion RRA with White Lion, pursuant to which the Company agreed to file, within 30 days following the closing of the Business Combination (as defined in the White Lion RRA), a resale registration statement with the SEC covering the resale by White Lion of the maximum number of shares of Common Stock permitted to be included thereon in accordance with applicable SEC rules, regulations and interpretations.

The foregoing descriptions of the Common Stock Purchase Agreement and the White Lion RRA are qualified in their entirety by reference to the full text of the Common Stock Purchase Agreement and the White Lion RRA, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.
10.1	Common Stock Purchase Agreement, dated as of December 31, 2024, by and between OSR Holdings, Inc. and White Lion Capital LLC
10.2	Registration Rights Agreement, dated as of December 31, 2024, by and between OSR Holdings, Inc. and White Lion Capital LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2025

OSR HOLDINGS, INC.

By:	/s/ Kuk Hyoun Hwang
Name:	Kuk Hyoun Hwang
Title:	Chief Executive Officer

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